FIRST AMENDMENT TO AGREEMENT FOR
PURCHASE AND SALE OF REAL PROPERTY AND ESCROW INSTRUCTIONS

This FIRST AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY AND ESCROW INSTRUCTIONS (this “First Amendment”) is entered into as of November 16, 2007, by and between FRAZE ENTERPRISES, INC., an Ohio corporation (“Seller”), and TRIPLE NET PROPERTIES, LLC, a Virginia limited liability company (“Buyer”), with reference to the following Recitals:

R E C I T A L S

A. Seller and Buyer have previously entered into that certain Agreement for Purchase and Sale of Real Property and Escrow Instructions dated as of November 12, 2007 (the “Purchase Agreement”), wherein Seller agreed to sell to Buyer, and Buyer agreed to purchase from Seller, that certain “Property” more particularly described in the Purchase Agreement, on the terms and conditions set forth in the Purchase Agreement.

B. Seller and Buyer desire to amend the Purchase Agreement as more particularly set forth herein.

NOW, THEREFORE, in consideration of the foregoing Recitals (which are incorporated herein by this reference) and for other good and valuable consideration, the receipt and sufficiency of which are herby acknowledged, the parties hereto agree as follows:

A G R E E M E N T

1. Definitions. All initially capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Purchase Agreement unless the context clearly indicates otherwise. All references to “the Agreement” or “this Agreement” in the Purchase Agreement or in this First Amendment shall mean and refer to the Purchase Agreement as amended by this First Amendment.

2. Due Diligence Period. Notwithstanding anything to the contrary contained in the Purchase Agreement, as of the date of this First Amendment, the Due Diligence Period shall be extended and deemed to conclude at 5:00 p.m. EST on Tuesday, November 27, 2007.

3. Due Diligence Items. Notwithstanding anything to the contrary contained in the Purchase Agreement, the first sentence of Section 5.1 shall be amended to change the word and number “ten (10)” in the proviso to the word and number “five (5).”

4. Effect of this First Amendment. Except as amended and/or modified by this First Amendment, the Purchase Agreement is hereby ratified and confirmed and all other terms of the Purchase Agreement are and shall remain in full force and effect, unaltered and unchanged by this First Amendment. In the event of any conflict between the provisions of this First Amendment and the provisions of the Purchase Agreement, the provisions of this First Amendment shall control. Whether or not specifically amended by this First Amendment, all of the terms and provisions of the Purchase Agreement are hereby amended to the extent necessary to give effect to the purpose and intent of this First Amendment.

5. Counterparts. This First Amendment may be executed in any number of counterparts with the same effect as if all of the parties had signed the same document. All counterparts shall be construed together and shall constitute one agreement.

[Signatures on next page]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by their duly authorized representatives as of the date first referenced above.

SELLER:	FRAZE ENTERPRISES, INC., an Ohio corporation
By: /s/ Michael J. Wenzler Name: Michael J. Wenzler Title: Treasurer
BUYER:	TRIPLE NET PROPERTIES, LLC, a Virginia limited liability company
By: /s/ Francene LaPoint Name: Francene LaPoint Title: CFO